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                                                                    EXHIBIT 23.5



        [LETTERHEAD OF T. STEPHEN JOHNSON & ASSOCIATES, INC. GOES HERE]




We hereby consent to the use in this Registration on Form S-4 of our opinion dated May 21, 1996, concerning the fairness from a financial point of view of the consideration to be received by connection with the proposed merger of First National with and into ABC Bancorp.


Atlanta, Georgia
July 15, 1996
                                 /s/ T. Stephen Johnson & Associates, Inc.
                                 -----------------------------------------
                                  T. Stephen Johnson & Associates